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Exhibit (j)

(PRICEWATERHOUSECOOPERS LLP LOGO)

                                        PRICEWATERHOUSECOOPERS LLP

                                        225 South Sixth Street
                                        Suite 1400
                                        Minneapolis MN 55402
                                        Telephone (612) 596 6000
                                        Facsimile (612) 373 7160

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated December 4, 2006, relating to the financial statements of Stewart Capital Mid Cap Fund, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Statements" and "Independent Registered Public Accounting Firm" in such Registration Statement.


PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota
December 7, 2006